Exhibit 10.45

FOURTH AMENDMENT TO

AMENDED AND RESTATED

MASTER ENERGY SERVER PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED MASTER ENERGY SERVER PURCHASE AGREEMENT (this “Amendment”), is executed as of March     , 2014, by and between Bloom Energy Corporation, a Delaware corporation (“Seller”), and 2012 ESA Project Company, LLC, a Delaware limited liability company (the “Buyer”). Each of the foregoing entities shall be referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

A. WHEREAS, Seller and Buyer (formerly known as 2012 V PPA Project Company, LLC) entered into the Amended and Restated Master Energy Server Purchase Agreement, dated as of December 21, 2012 (as amended, the “MESPA”), as amended by (i) the First Amendment to Amended and Restated Master Energy Server Purchase Agreement, dated as of March 27, 2013, (ii) the Omnibus Amendment to MESPA, MOMA and Equity Contribution Tri-Party Agreement, dated as of June 27, 2013 and (iii) the Omnibus Amendment to MESPA, MOMA, ASA, REC PSA and Equity Tri-Party Contribution Agreement, dated as of August 30, 2013.

B. WHEREAS, Bloom and the Project Company desire to further amend the MESPA as more fully set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Amendment. Section 3.2(d) of the MESPA is amended by deleting the text “March 31, 2014” contained therein and replacing such text with: “December 31, 2014”.

2. Ratification. The MESPA, as amended hereby, is in all respects ratified and confirmed by the Parties and shall be and remain in full force and effect. All references to the MESPA in any other document or instrument shall be deemed to mean the MESPA as amended by this Amendment.

3. Amendments. This Amendment may be amended, modified or supplemented only by written agreement of the Parties.

4. Enforceability. This Amendment shall be enforceable by and binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to any conflicts of law or other principles that would result in the application of the laws of another jurisdiction (other than Section 5-1401 of the New York General Obligations Law).

6. Counterparts and Facsimile Execution. This Amendment may be executed and delivered (including by “portable document format”) in one or more counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each other Party, it being understood that all Parties need not sign the same counterpart. Signatures of the Parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes.

7. Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

[Remainder of page intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, each Party has caused this Amendment to be signed on its behalf as of the date first written above.

BLOOM ENERGY CORPORATION

By:	/s/ Martin Collins
	Name:	MARTIN COLLINS
	Title:	VICE PRESIDENT

2012 ESA PROJECT COMPANY, LLC

By:	/s/ Sendil Atreya
	Name:	SENDIL ATREYA
	Title:	VICE PRESIDENT

FOURTH AMENDMENT TO AMENDED AND RE STATED MASTER ENERGY SERVER PURCHASE AGREEMENT